UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2008

CHINA HEALTH CARE CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming
(State or other jurisdiction of incorporation)

333-127016
(Commission File Number)

98-0463119
(IRS Employer Identification No.)

T Plaza Center, Suite 400, 15950 North Dallas Parkway, Dallas, TX 75249
(Address of principal executive offices and Zip Code)

(972) 361-8033
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2008, Mr. Henry J. Macfarland resigned as our Chief Executive Officer. Mr. Macfarland will continue to act as our Senior Group Advisor.

As a result of Mr. Macfarland’s resignation on October 1, 2008, we appointed Mr. Siew Man Pang as our Chief Executive Officer.

Siew Man Pang, MHA – Chief Executive Officer

Mr Pang has over 30 years of senior management experience in the healthcare industries of Hong Kong, China, Australia, Singapore and Malaysia.

Mr. Pang was most recently the Group Executive Director of Health Management International Limited, a Singapore-listed regional healthcare service and education provider. Mr Pang was the Executive Director and Senior Vice President of United Premier Medical Group (UPMG). Before that, he was the Director of Medical Services of ChinaCare Investments Holdings Ltd, a company specializing in innovative investments in the China’s healthcare market.

Prior to ChinaCare, Mr. Pang was the Executive Director of Quality HealthCare Asia Ltd (QHA), the first public-listed healthcare services company in the main board of the Hong Kong Stock Exchange (Stock No. 593), and Chairman and Chief Executive of its Managed Care division, Quality HealthCare Medical Services Ltd.

From 1990 to 1998, Mr. Pang was the Chief Development Officer and Deputy Director of the Hong Kong Hospital Authority. He was recruited from Australia by the then newly formed Authority to help integrate and reform the 45 Government and Government-subvented hospitals to better serve the changing healthcare needs of the people of Hong Kong.

Mr. Pang obtained his B.SC, Master of Health Administration and Business Computing degrees from Australia and senior management training at Stanford University. Currently he is a trained surveyor on healthcare facilities accreditation of the Australian Council on Healthcare Standards, a national accreditation body of Australia.

Family Relationships

There are no family relationships with Mr. Pang or any of our other directors and officers.

Certain Related Transactions and Relationships

We have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the company’s total assets at year end for the last two completed fiscal years and in which, to our knowledge, Mr. Pang has had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA HEALTH CARE CORPORATION

By:	/s/ Siew Man Pang
Siew Man Pang
Chief Executive Officer

Dated: October 10, 2008